UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

VOICE ASSIST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South Pointe Dr., Suite 100, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1677

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officers

On December 1, 2010, Mr. Michael Metcalf gave the Registrant notice of his resignation from his position as President of the Registrant, which was accepted by the Registrant on December 1, 2010.  Mr. Michael Metcalf remains as Chief Executive Officer and Director of the Registrant.

(c) Appointment of Officer

On December 1, 2010, the Board of Directors appointed Ms. Randy Granovetter to serve as the Registrant’s President effective immediately.

Randy Granovetter, President:  Ms. Randy Granovetter has over 30 years experience in wireless and unified communications.  Between 1992 and 1997, Ms. Granovetter was the founder and CEO of JABRA Corporation (acquired by GN Netcom), president of Blyth Software Corporation, president of Digital Orchid, General Manager for Microsoft for wireless communications, unified communications, security, emerging markets and innovations/prototypes. Additionally, while acting as Vice President at Qualcomm for QUALCOMM’s Enterprise, Co-Branding and MVNO strategy development in Qualcomm Internet Services (QIS), the QUALCOMM division chartered with driving applications and services for the wireless Internet.

While at Microsoft, Ms. Granovetter was responsible for developing and introducing new mobile, wireless, IP-PBX and VoIP technologies for emerging markets and security products.  She accomplished three mergers and acquisitions for Microsoft in security, VoIP/Web conferencing and Mobile Browsers as well as five strategic partnerships and joint ventures.

Ms. Granovetter holds a Master of Arts in language development and special education, in addition to Bachelor of Science degrees in special education, elementary education and language development from Vanderbilt University.  She has received several industry awards including Star of the Industry by Computer Telephony Magazine and the Distinguished Woman Award by Telemarketing Magazine and Call Center Solutions, Order of the Long Leaf Pine in North Carolina presented by Governor Hunt, the MacUser Magazine Award for Desktop Publisher of the Year and a member of Kappa Delta Pi (Honor Society for Education).

On December 1, 2010, the Registrant entered into an Employment Agreement with Ms. Randy Granovetter, wherein Ms. Granovetter agreed to serve as President of the Registrant. The term of the agreement began on December 1, 2010 and will end upon written notice by either party. The Registrant agreed to compensate Ms. Randy Granovetter with a base annual salary of $350,000 per year. Ms. Granovetter will also receive incentive compensation.  The employment agreement is attached hereto as Exhibit 10.6.

Section 8 – Other Events

Item 8.01 Other Events.

On December 2, 2010, the Registrant issued a press release to announce the appointment of Randy Granovetter as President of Voice Assist, Inc. A copy of the press release is filed as Exhibit 99.7 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.6	Employment Agreement of Randy Granovetter – Dated December 1, 2010
99.7	Press Release- Randy Granovetter named President of Voice Assist, dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

By: /S/ Michael Metcalf
Michael D. Metcalf, Chief Executive Officer

Date: December 2, 2010